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PROXY                                                              EXHIBIT 99.2
                          THE WILLIAMS COMPANIES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
    THE COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 26, 1998

The undersigned stockholder of The Williams Companies, Inc. hereby appoints KEITH E. BAILEY, JACK D. McCARTHY and WILLIAM G. VON GLAHN, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of The Williams Companies, Inc. (the "Company") to be held at the Adam's Mark Hotel, 100 East 2nd Street, Tulsa, Oklahoma, on Thursday, February 26, 1998 at 10:00 a.m., and at any and all adjournments thereof, on all matters coming before said meeting.

                                                    (change of address/comments)

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________
                                          (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

                                                                   _____________
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   _____________

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[X] PLEASE MARK YOUR
    VOTES AS THIS
    EXAMPLE.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

1. To approve the amendment of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock.

            FOR          AGAINST         ABSTAIN
            [ ]            [ ]             [ ]

2. To approve the issuance of shares of Common Stock in exchange for shares of common stock and options of MAPCO Inc. pursuant to the Merger and the other transactions contemplated by the Merger Agreement.

            FOR          AGAINST         ABSTAIN
            [ ]            [ ]             [ ]

3. In the discretion of one or more of said proxies to vote upon any other business as may properly come before the Special Meeting or any adjournments thereof.

                  Change of address,   [ ]
                  see reverse side

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.



SIGNATURE(S)                                         DATE
             --------------------------------------       ------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.